UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

ENABLE MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square

211 North Robinson Avenue

Suite 150

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (405) 525-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2016, Enable GP, LLC, the general partner of Enable Midstream Partners, LP (the “Partnership”), adopted the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to change the last permitted distribution date with respect to each fiscal quarter from the date that is 45 days following the close of such quarter to the date that is 60 days following the close of such quarter.

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Fourth Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP, dated as of June 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary and Chief Ethics & Compliance Officer

Date: June 22, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Fourth Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP, dated as of June 22, 2016.